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11/22/96



                      [THE HERMAN GROUP INC. LETTERHEAD]

                  ESTIMATED CONSENT SOLICITATION FEE SCHEDULE
                                      FOR
                                      HIMF

ASSUMPTIONS:                      1 Partnership
                              652 Limited Partners

                            MANAGEMENT SERVICES FEE

Pre-Solicitation Period Management Services:

 o   Consultation and Strategic Planning
 o   Create & Update Database
 o   Coordinate Mailing of all Proxy Materials
 o   Assist in drafting Proxy Materials

Solicitation Management Services:

 o   Daily Vote Tracking/Reports
 o   Management Reports/Analyses

TOTAL MANAGEMENT SERVICES FEE:                                   $     5,000
                                                                 ===========

                             MAILING SERVICES FEES

 o   Mailing of all Proxy Materials                              $   .50/ea.
 o   Imprinting & Bar Coding Proxy Card                              .25/ea.

                    SOLICITATION & TABULATION SERVICES FEES

 o   Telephone Number Verification                               $   .60/ea.
 o   Tabulation                                                      .50/ea.
 o   Database Changes                                                .50/ea.
 o   Remails                                                        1.00/ea.
 o   Telephone Solicitation - Inbound/Outbound Calls                2.00/ea.
 o   Personnel                                                     13.00/hr. RT

                                                                   19.50/hr. OT

                           ESTIMATED DIRECT EXPENSES


 o   Printing                                                    $   At Cost
     1. Proxy Solicitation Document
     2. Letter to Limited Partners
     3. Proxy Card
     4. Envelopes - 9 x 12 Bi-Pak
                    Business Reply

 o   Postage
     1. 1st Class - Proxy Materials (assumes 3.3 oz.)               1.01/ea.
     2. Business Reply                                               .42/ea.
     3. Address Forwarding Correction Request                        .50/ea.

 o   Customized Computer Programming                               85.00/hr.
 o   Overnight and Courier Services                                 At Cost
 o   Other Direct Expenses                                          At Cost